Exhibit 5.1.1
May 11, 2009
Great Plains Energy Incorporated
1201 Walnut Street
Kansas City, Missouri 64106

Re:	Great Plains Energy Incorporated Registration Statement on Form S-3
Ladies and Gentlemen:
          I have served as assistant general counsel to Great Plains Energy Incorporated, a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) debt securities of the Company, which may be unsecured senior debt securities and/or unsecured subordinated debt securities; (ii) shares of the Company’s common stock, no par value (“Common Stock”); (iii) warrants to purchase Common Stock, in each case as may be designated by the Company at the time of an offering (“Warrants”); (iv) stock purchase contracts (“Stock Purchase Contracts”); and (v) stock purchase units; in each case in amounts, at prices and on terms to be determined at the time of an offering.
          In rendering the opinions expressed below, I have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. I am familiar with the Articles of Incorporation and the By-laws of the Company and the resolutions of the Board of Directors of the Company relating to the Registration Statement. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons other than the directors and officers of the Company and the conformity with the original documents of any copies thereof submitted to me for examination.
          Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that:
     1. With respect to an offering of shares of Common Stock, such shares of Common Stock will be legally issued, fully paid and nonassessable when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions in conformity with the Articles of Incorporation of the Company authorizing the issuance and sale of such shares of Common Stock; and (ii) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein.

     2. If shares of Common Stock are issuable upon conversion, exercise or exchange of Warrants or Stock Purchase Contracts, as applicable, the shares of Common Stock issuable upon conversion, exchange or exercise will be legally issued, fully paid and nonassessable, when certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable Warrant or Stock Purchase Contract, as applicable, upon receipt of the consideration therefor provided for therein, assuming: (i) that the conversion, exercise or exchange of the Warrant or Stock Purchase Contract, as applicable, is in accordance with its terms, for the consideration approved by the Company Board; and (ii) that a sufficient number of shares of Common Stock is authorized and reserved and available for issuance.
For the purposes of this opinion letter, I have assumed that, at the time of the issuance, sale and delivery of each issue of Common Stock: (i) any Common Stock being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (iii) the Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect. I am licensed to practice law in the State of Missouri and the foregoing opinions are limited to the laws of the State of Missouri.
          I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving the foregoing consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

Very truly yours,
/s/ Mark G. English
Mark G. English
Assistant General Counsel and Assistant Secretary